Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed financial information reflects the statements of income for the nine months ended September 30, 2023 and for the year ended December 31, 2022 as if the sale of substantially all of the assets (the “Asset Sale”) of The Evans Agency, LLC (“TEA”) to Arthur J. Gallagher & Co. and Arthur J. Gallagher Risk Management Services, LLC (collectively, “Gallagher”) had occurred on January 1, 2022. The unaudited pro forma condensed balance sheet as of September 30, 2023, assumes that the Asset Sale occurred as of September 30, 2023. The unaudited pro forma condensed financial information should be read together with the Company’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its annual report on Form 10-K for the fiscal year ended December 31, 2022, and in its quarterly report on Form 10-Q for the nine months ended September 30, 2023.

The unaudited pro forma condensed financial information is presented based on information currently available, is intended for informational purposes, is not intended to represent what the Company’s consolidated statements of income and balance sheet actually would have been had the Asset Sale occurred on the dates indicated above and do not reflect all actions that may be undertaken by the Company after the Asset Sale. In addition, the unaudited pro forma condensed financial information is not necessarily indicative of the Company’s results of operations and financial position for any future period.

The “Historical Evans Bancorp, Inc.” column in the unaudited pro forma condensed financial information reflects the Company’s historical consolidated financial information for the periods presented and does not reflect any adjustments related to the Asset Sale and related transactions.

The information in the “Pro Forma Adjustments” column in the unaudited pro forma condensed statements of income was derived from the Company’s consolidated financial information and related accounting records for the nine months ended September 30, 2023 and fiscal year ended December 31, 2022 and reflects the removal of substantially all of the historical operating results of TEA. Pro forma adjustments do not reflect what TEA’s results of operations would have been on a stand-alone basis, and are not necessarily indicative of future results of operations.

The information in the “Pro Forma Adjustments” column in the unaudited pro forma condensed financial information was based on available information and assumptions that the Company’s management believes are reasonable, that reflect the impacts of events directly attributable to the Asset Sale and related transactions that are factually supportable, and for purposes of the consolidated statements of operations, are expected to have a continuing impact on the Company. The pro forma adjustments do not reflect future events that may occur after the Asset Sale, including potential selling, general and administrative dis-synergies and the expected charges, the expected realization of any cost savings and other synergies, or the usage of the expected cash distribution received from Gallagher in connection with the Asset Sale.

The unaudited pro forma condensed financial information is provided for illustrative information purposes only. The unaudited pro forma condensed financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Asset Sale been completed as of the dates indicated or that may be achieved in the future. The pro forma financial information has been prepared by the Company in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020.

The unaudited pro forma condensed financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors. The pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed financial information.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

As of September 30, 2023

(in thousands)

	Transaction Accounting Adjustments
	Historical Evans Bancorp, Inc.	Pro forma Adjustments	Note 2	Pro forma Condensed
		(in thousands)
Cash and due from banks	$17,826	33,853	B	$51,679
Interest-bearing deposit at banks	7,468	-		7,468
Securities	336,630	-		336,630
FHLB Stock	3,348	-		3,348
FRB Stock	3,092	-		3,092
Loans, net	1,682,554	-		1,682,554
Premises and equipment	15,852	(173)	A	15,679
Goodwill and other intangibles, net	13,629	(11,699)	A	1,930
Bank owned life insurance	42,528	-		42,528
Other assets	51,816	(1,466)	A	50,350
Total assets	$2,174,743	$20,515		$2,195,258

Deposits	1,805,406	-		1,805,406
Other borrowed funds	151,252	-		151,252
Other liabilities	67,150	5,411	C	72,561
Total liabilities	$2,023,808	$5,411		$2,029,219

Common stock	2,796	-		2,796
Capital surplus	82,017	-		82,017
Treasury Stock	(3,656)	-		(3,656)
Retained earnings	128,468	15,104	C	143,572
Accumulated other comprehensive income, net of tax	(58,690)	-		(58,690)
Total shareholders’ equity	$150,935	$15,104		$166,039
Total liabilities and shareholders’ equity	$2,174,743	$20,515		$2,195,258

See the accompanying Notes to the Unaudited Pro Forma Condensed Financial Information.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

For the Nine Months Ended September 30, 2023

	Transaction Accounting Adjustments
	Historical Evans Bancorp, Inc	Pro forma Adjustments (Note 2A)	Pro forma Condensed
	(in thousands)
Net interest income	$47,262	$-	$47,262
Provision for credit losses	(264)	-	(264)
Net interest income after provision for credit losses	47,526	-	47,526
Insurance service and fees	8,648	(8,250)	398
Other non-interest income	5,723	-	5,723
Amortization expense	300	(286)	14
Other non-interest expense	42,782	(5,471)	37,311
Income before income taxes	18,815	(2,493)	16,322
Income tax provision	4,465	(618)	3,847
Net income	$14,350	$(1,875)	$12,475

See the accompanying Notes to the Unaudited Pro Forma Condensed Financial Information.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

For the Year Ended December 31, 2022

	Transaction Accounting Adjustments
	Historical Evans Bancorp, Inc	Pro forma Adjustments (Note 2A)	Pro forma Condensed
	(in thousands)
Net interest income	$72,955	$-	$72,955
Provision for credit losses	2,739	-	2,739
Net interest income after provision for credit losses	70,216	-	70,216
Insurance service and fees	10,453	(9,837)	616
Other non-interest income	8,818	-	8,818
Amortization expense	400	(381)	19
Other non-interest expense	59,535	(7,416)	52,119
Income before income taxes	29,552	(2,040)	27,512
Income tax provision	7,163	(527)	6,636
Net income	$22,389	$(1,513)	$20,876

See the accompanying Notes to the Unaudited Pro Forma Condensed Financial Information.

EVANS BANCORP, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying unaudited pro forma condensed financial information and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed statements of income for the nine months ended September 30, 2023 and the year ended December 31, 2022 separates substantially all of the operating results of TEA from the historical consolidated income statement of the Company, giving effect to the Asset Sale as if it had been completed on January 1, 2022. The unaudited pro forma condensed balance sheet as of September 30, 2023 separates substantially all of the assets and certain liabilities of TEA from the historical consolidated balance sheet of the Company, giving effect to the Asset Sale as if it had been completed on September 30, 2023.

The unaudited pro forma condensed financial information and explanatory notes have been prepared to illustrate the effects of the Asset Sale. The unaudited pro forma condensed financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the company had the sale been completed on January 1, 2022, nor does it necessarily indicate the results of operations in future periods or the future financial position of the Company.

2. Pro Forma Adjustments to the Unaudited Condensed Balance Sheet and Income Statements

The unaudited condensed pro forma statements of operations for the nine months ended September 30, 2023, and the year ended December 31, 2022 and the unaudited pro forma condensed balance sheet as of September 30, 2023, include the following adjustments:

A. Reflects the sale of substantially all of the assets and transfer of certain liabilities of TEA, including the associated results of operations.

B. Reflects the receipt of net cash consideration which includes the following:

(in thousands)
Gross purchase price pursuant to Asset Purchase Agreement	$40,000
Transaction costs settled at closing	(3,710)
Working capital adjustment settled at closing	(60)
Net cash proceeds at closing	36,230
Fiduciary cash transferred to Gallagher	(2,377)
Adjusted net proceeds	$33,853

C.	Reflects the impact to the Company’s total shareholders’ equity from the estimated gain on sale, net of tax, of substantially all of the assets and transfer of certain liabilities of TEA to Gallagher. The tax effect was computed using the Company’s statutory tax rate of 26.5%.